CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 4.2

FORM OF

REGISTRATION RIGHTS AGREEMENT

by and among

MN8 Energy, Inc.,

Goldman Sachs RP Holdings LLC,

Goldman Sachs Asset Management, L.P.,

and

GSAM Holdings II LLC

dated as of

[                ], 2022

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of [    ], 2022, is entered into by and among (i) MN8 Energy, Inc., a Delaware corporation (the “Company”), (ii) Goldman Sachs RP Holdings LLC, a Delaware limited liability company (“HoldCo”), (iii) Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM”), and (iv) GSAM Holdings II LLC, a Delaware limited liability company (“GSAM Holdings II” and, together with HoldCo and GSAM, the “GSAM Entities”). Each of the foregoing is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H :

WHEREAS, the Company was formed for the purpose of effecting the IPO (as defined herein);

WHEREAS, in connection with the IPO Reorganization (as defined herein), the GSAM Entities received shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); and

WHEREAS, the Parties hereto desire to, among other things, set forth certain agreements with respect to the ownership by the GSAM Entities of such shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereto agree as follows:

Section 1.    Certain Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the respective meanings set forth in the Internalization Agreement. In addition, the following terms shall have the following meanings:

“Acquired Shares” has the meaning ascribed to such term in Section 4.3.

“Affiliate” or “affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person. With respect to GS, the term “Affiliate” shall also mean (i) any entity in which GS, or an Affiliate thereof, is a general partner or manager, and (ii) any managed account, investment fund or other vehicle or Person who is a passive investor in any investments, funds, vehicles or accounts that are managed, sponsored, advised or administered by GS or an Affiliate thereof; provided that any Person described in this clause (ii) shall only be considered an Affiliate of GS if GS or one of its Affiliates (as described in the first sentence of this definition of Affiliate) retains, for all purposes of this Agreement, decision-making authority on behalf of such Person; and provided further that, for the avoidance of doubt, for purposes of this Agreement, the Company and GSAM shall not be considered Affiliates of each other.

“Agreement” has the meaning ascribed to such term in the Preamble.

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PURSUANT TO 17 C.F.R. SECTION 200.83

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.4.

“Board” means the board of directors of the Company, or other similar governing body of the Company, as may be modified from time to time.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Common Stock” has the meaning ascribed to such term in the Preamble.

“Company” has the meaning ascribed to such term in the Preamble.

“Confidential Information” has the meaning ascribed to such term in Section 4.14.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GS” means Goldman, Sachs & Co. and any of its Affiliates.

“GS Entity” has the meaning ascribed to such term in Section 2.4.

“GS Underwriter Registration Statement” has the meaning ascribed to such term in Section 2.4.

“GSAM” has the meaning ascribed to such term in the Preamble.

“GSAM Entities” has the meaning ascribed to such term in the Preamble.

“Holder” or “Holders” means (i) the GSAM Entities and (ii) any Permitted Transferee of Registrable Securities to whom GSAM shall assign or transfer any rights hereunder in accordance with Section 4.3.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“IPO” means the initial public offering of Common Stock of the Company consummated on or about the date hereof.

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PURSUANT TO 17 C.F.R. SECTION 200.83

“IPO Reorganization” means the series of transactions taken immediately prior to the consummation of the IPO pursuant to which, among other things, the Company issued shares of Common Stock to, among others, the GSAM Entities.

“Joinder” has the meaning ascribed to such term in Section 4.3.

“Lock-Up Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the IPO.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning ascribed to such term in Section 2.1(c).

“Participating Holders” mean all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Permitted Transferee” means (i) any Affiliate of a Holder (provided that such Permitted Transferee must remain an Affiliate of such Holder at the time of exercising any rights hereunder), (ii) any Person to whom Registrable Securities are transferred by a Holder; provided that the Registrable Securities transferred to such Person have a market value of at least $50.0 million measured at the time of the transfer and (iii) any transferee as to which, with respect to the proposed transfer of Shares thereto, the Company has consented in writing, provided that in each case such Permitted Transferee has signed a Joinder in accordance with Section 4.3.

“Person” means an individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), trust, joint venture, business trust or unincorporated organization, or a governmental entity.

“Postponement Period” has the meaning ascribed to such term in Section 2.1(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (i) the Shares held by the Holders as of the date of this Agreement and (ii) any Shares issued or issuable, directly or indirectly, in exchange for or with respect to the Shares referenced in clause (i) above by way of share dividend, share split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold or, with respect to any Person that holds (together with its Affiliates) Registrable Securities representing less than three (3) percent of the Company’s outstanding Common Stock, can be sold (other than in a privately negotiated sale) without any restriction on the volume or the manner of sale or any other limitations under Rule 144 (or any successor provision thereto) under the Securities Act or (C) such securities cease to be outstanding. For the avoidance of doubt, a Person shall cease to be a Holder hereunder when such Person ceases to own any Registrable Securities.

CONFIDENTIAL TREATMENT REQUESTED

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“Registration Expenses” means any and all reasonable and documented fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) all registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Shares are listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of one counsel for the Participating Holder(s) collectively (selected by the holders of a majority of the Shares held by such Participating Holder(s)), (vii) fees and disbursements of all independent public accountants (including the expenses of any audit/review and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (viii) fees and expenses payable to a Qualified Independent Underwriter specifically for its service in such capacity (and excluding, for avoidance of doubt, any Selling Expenses), (ix) fees and expenses of any transfer agent or custodian and (x) the fees charged by FINRA and the reasonable and documented fees and expenses of counsel for the Manager (not to exceed $30,000 per offering) in connection with coordinating the FINRA filing process and making filings with FINRA.

“Rule 144” has the meaning ascribed to such term in Section 4.1.

“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel to any Holder (other than the counsel contemplated by clause (vi) of the definition of “Registration Expenses” in this Agreement).

“Share” means a share of Common Stock.

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(e).

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(e).

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Underwritten Block Offering” has the meaning ascribed to such term in Section 2.1(e).

“Valid Business Reason” has the meaning ascribed to such term in Section 2.1(b).

“WKSI” means a well-known seasoned issuer as defined in Rule 405 under the Securities Act.

Section 2.    Registration Rights.

2.1.    Demand Registrations.

(a)    (i)     Subject to Sections 2.1(b) and 2.3, at any time after the expiration of the Lock-Up Period, each Holder shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its and its Affiliates’ Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Any such request by such Holder(s) pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Holder(s) making such demand for registration being referred to as the “Initiating Holders”). Notwithstanding the preceding sentences, the Company shall be required to conduct no more than two (2) Demand Registrations. Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including a long-form registration statement on Form S-1 (or any similar long-form registration statement), a shelf registration statement, and, if the Company is a WKSI, an automatic shelf registration statement. The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities no later than five (5) Business Days after receipt of a Demand Registration Request. Each Holder agrees to treat as confidential the receipt of the Demand Exercise Notice and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(ii)     The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within ten (10) calendar days after the receipt of the Demand Exercise Notice

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(or five (5) calendar days if, at the request of the Initiating Holders, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

(iii)     The Company shall, as promptly as reasonably practicable, but subject to Section 2.1(b), use its commercially reasonable efforts to (x) file with the SEC (no later than forty five (45) days from the Company’s receipt of the applicable Demand Exercise Notice) and cause to be declared effective such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(b)    Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be declared effective within a period of ninety (90) days after the effective date of any other registration of the Company filed pursuant to the Securities Act (other than a Form S-4 or Form S-8 or any successor or other forms promulgated for similar purposes or forms filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan); (ii) each registration in respect of a Demand Registration Request made by any Holder must include, in the aggregate (based on the Shares included in such registration by all Holders participating in such registration), Shares having an aggregate market value of at least $50,000,000; and (iii) if the Board, in its good faith judgment, determines that any registration or offering of Registrable Securities should not be made or continued because (A) it would materially interfere with any existing or potential material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its subsidiaries, (B) the Company does not yet have appropriate financial statements of acquired or to be acquired entities available for filing, (C) such registration or offering would render the Company unable to comply with applicable securities laws or (D) such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, the Company may, to the extent determined in the business judgment of the Board to be a Valid Business Reason, suspend use of or, if required by the SEC, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than ninety (90) days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iv), the “Postponement Period”); provided that the Company may not postpone the filing or effectiveness of a registration statement for a Demand Registration more than two (2) times during any twelve (12) month period and no such postponements shall last for a period exceeding one hundred twenty (120) days in the aggregate during any twelve (12) month period. The Company shall give written notice to the Initiating Holders and any other Holders that

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have requested registration pursuant to Section 2.2 of its determination to postpone or suspend use of or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof.

If the Company shall give any notice of postponement or suspension or withdrawal of any registration statement pursuant to clause (iii) of this Section 2.1(b) (other than by reason of an existing or potential material financing or other transaction that would reasonably require the filing of a registration statement), the Company shall not, during the Postponement Period, register any Shares, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to suspend use of, withdraw, terminate or postpone amending or supplementing any registration statement pursuant to clause (iii) of this Section 2.1(b), such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have suspended use of, withdrawn or terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) of this Section 2.1(b) or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement until the Company shall have permitted use of such suspended registration statement or filed a new registration statement covering the Registrable Securities covered by the withdrawn or terminated registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. Each Holder agrees to treat as confidential the receipt of such postponement notice and shall not disclose or use the information contained in such notice of Postponement Period without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. If the Company shall give any notice of suspension, withdrawal or postponement of a registration statement, the Company shall, not later than ten (10) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than ninety (90) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of such suspended registration statement or use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement), and such registration shall not be suspended, withdrawn or postponed pursuant to clause (iii) of this Section 2.1(b).

(c)    In connection with any Demand Registration, the majority of the Initiating Holders participating in such Demand Registration shall have the right to designate the lead managing underwriter or underwriters (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with any underwritten offering pursuant to such registration; provided, that any such Manager is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld or delayed.

(d)    No Demand Registration shall be deemed to have occurred for purposes of this Section 2.1 (i) if the registration statement relating thereto (x) does not become effective, (y) is not

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maintained effective for a period of at least one hundred and eighty (180) days (or, with respect to a Shelf Registration Statement (including any automatic shelf registration statement), three (3) years) after the effective date thereof or such shorter period during which all Registrable Securities included in such registration statement have actually been sold (provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such registration statement at the request of an underwriter of the Company), or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) if the method of disposition is a firm commitment underwritten public offering and fewer than 75% of the Registrable Securities offered thereby have been sold in such offering or (iii) if the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request that are applicable to the Company or its Affiliates, accountants, attorneys, agents or representatives are not satisfied or waived (other than by reason of any action or failure to act on the part of any Initiating Holder).

(e)    In the event that the Company files a shelf registration statement under Rule 415 of the Securities Act pursuant to a Demand Registration Request and such registration becomes effective (such registration statement, a “Shelf Registration Statement”), the Initiating Holders with respect to such Demand Registration Request and the Holders of other Registrable Securities registered on such Shelf Registration Statement shall have the right at any time (other than during a Postponement Period) or from time to time to elect to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”). The Initiating Holders and such other Holders shall make such election by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering to the Company specifying the number of Shelf Registrable Securities that the Holders desire to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as reasonably practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to all other Holders of record of Shelf Registrable Securities. The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the Registrable Securities of the Initiating Holders and (y) the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within five (5) days after the receipt of the Shelf Underwriting Notice. The Company shall, as promptly as reasonably practicable (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its commercially reasonable efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, if any of the GSAM Entities wishes to engage in an underwritten block trade or similar transaction or other transaction with a two (2)-day or less marketing period (collectively, “Underwritten Block Trade”) off of a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holder need only notify the Company of the Underwritten Block Trade at least two (2) Business Days prior to the day such offering is to commence and the Company shall use commercially reasonable efforts to notify other Holders of Shelf Registrable Securities on the same day it is so notified and other Holders of Shelf Registrable Securities must elect whether or not to participate on the Business Day prior to the day such offering is to commence, and the Company

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shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as three (3) Business Days after the date it commences), provided, that such Holder shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. Once a Shelf Registration Statement has been declared effective, the Holders of Registrable Securities may request, and the Company shall be required to facilitate, (i) up to a maximum of two (2) Shelf Underwritings in any twelve-month period and (ii) up to a maximum of four (4) Shelf Underwritings over the term of this Agreement. Notwithstanding anything to the contrary in this Section 2.1(e), (i) each Shelf Underwriting must include, in the aggregate (based on the Shares included in such Shelf Underwriting by all Holders participating in such Shelf Underwriting), Shares having an aggregate market value of at least $50,000,000 and (ii) the Company is not obligated to effect a Shelf Underwriting within ninety (90) days after the closing of a Shelf Underwriting.

2.2.    Piggyback Registrations.

(a)    If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities for its own account or for the account of any other holder of Common Stock under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give prompt written notice of its intention to do so to each of the Holders of record of Registrable Securities, at least five (5) Business Days prior to the filing of any registration statement under the Securities Act (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof. Each Holder agrees to treat as confidential the receipt of the piggyback registration notice and shall not disclose or use the information contained in such notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(b)    Other than in connection with a Demand Registration, if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of any Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to

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register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(c)    Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the execution of the underwriting agreement.

2.3.    Allocation of Securities Included in Registration Statement.

(a)    If any requested registration made pursuant to Section 2.1 (including a Shelf Underwriting) involves an underwritten offering and the Manager of such offering shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising other piggyback registration rights exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Majority Participating Holders, the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i)    first, all Registrable Securities requested to be included in such underwritten offering as set forth in the Demand Registration Request and pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all such Holders requesting inclusion;

(ii)    second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number; and

(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

(b)    If any registration or offering made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities and the Company exceeds the largest number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall use its commercially reasonable efforts to include in such underwritten offering:

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(i)    first, all equity securities that the Company proposes to register for its own account;

(ii)    second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.3(b), based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion; provided that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clause (i), totals no more than the Section 2.3(b) Sale Number; and

(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering, based on the number of equity securities then owned by each Person requesting inclusion in relation to the aggregate number of equity securities owned by all Persons requesting inclusion; provided that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clauses (i) and (ii), totals no more than the Section 2.3(b) Sale Number.

(c)    If any registration pursuant to Section 2.3 involves an underwritten offering that was initially requested by any Person(s) to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i)    first, the equity securities requested to be included in such underwritten offering shall be allocated on a pro rata basis among such Person(s) requesting the registration, based on the aggregate number of securities then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number;

(ii)    second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering and all Holders requesting that Registrable Securities be included in such underwritten

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offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(b), based on the number of equity securities or Registrable Securities, as applicable, then owned by each Person requesting inclusion in relation to the aggregate number of equity securities and Registrable Securities owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated to equity securities the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d)    If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4.    Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement (or use commercially reasonable efforts to accomplish the same), the Company shall, as promptly as reasonably practicable, use commercially reasonable efforts to:

(a)    prepare and file all required filings with SEC and FINRA, including preparing and filing with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company (except as reasonably provided for in a Demand Registration Request) and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become effective and remain continuously effective for a period of not less than 180 days, or in the case of a Shelf Registration Statement (including any automatic shelf registration statement), three years (or such shorter period in which all of the Registrable Securities of the Holders electing to register Registrable Securities included in such registration statement shall have actually been sold thereunder) (provided, however, that a reasonable period of time prior to filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Participating Holders and one counsel for the Manager, if any, copies of reasonably complete drafts of all such

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documents proposed to be filed, including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC, which documents will be subject to the reasonable review and reasonable comment of such counsel, including any reasonable objections to any information pertaining to any Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof, and the Company shall make the changes reasonably requested by such counsel and shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Initiating Holders, the Majority Participating Holders or the underwriters, if any, shall reasonably object, provided that, notwithstanding the foregoing, in no event shall the Company have any obligation to modify any information if the Company or its counsel reasonably expects that so doing would cause (i) the registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the prospectus to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading or (iii) the Company to make any disclosures that it has a valid business reason for not making or that the Company reasonably believes could cause it to fail to comply with any applicable securities laws);

(b)    (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant to such registration statement shall request (subject to the limitations of Section 2.4(a)) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act, in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c)    furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

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(d)    register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended methods of disposition (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e)    promptly notify each Holder that is a Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed with the SEC and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in (1) the registration statement or any amendment thereto containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading or (2) the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser including an untrue statement of a material fact or omitting to state a material fact necessary in order to make any statement therein, in the light of the circumstances under which it was made, not misleading (which notice shall in either case notify the Participating Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), all sales hereunder shall immediately be discontinued and, unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, after which time sales hereunder shall no longer be discontinued;

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(f)    comply (and continue to comply) with all applicable rules and regulations of the SEC with respect to the disposition of all Registrable Securities as contemplated by this Agreement;

(g)    (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company;

(h)    cause its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(i)    provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement and, in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(j)    enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders reasonable and customary representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(k)    in the case of any underwritten offering, (i) obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the independent public accountants who have certified the Company’s financial statements (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Holders, and (ii) furnish to each Participating Holder upon its request and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter and each Participating Holder to the extent permitted by the Company’s independent public accountants;

(l)    deliver promptly to counsel for each Participating Holder (other than individuals) and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Participating Holders and by counsel for any underwriter participating in any disposition to be

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effected pursuant to such registration statement, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for the Participating Holders or counsel for an underwriter in connection with such registration statement; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on EDGAR;

(m)    prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(n)    make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering; provided that in no event shall the Company’s senior management, officers and employees be required to participate in any “road show” or similar presentations or meetings in the case of an underwritten offering with reasonably anticipated gross proceeds of less than $50,000,000;

(o)    furnish to counsel for each Participating Holder upon its request and to each managing underwriter, without charge, upon request, at least one conformed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on EDGAR;

(p)    cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of book-entry shares or certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two (2) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the reasonable request of any Holder, prepare and deliver book-entry shares or certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time, provided, however, that such Holder has delivered reasonably requested representation letters regarding compliance with applicable securities laws);

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(q)    with respect to any underwritten offering, take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(r)    take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s)    in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(t)    cooperate with the Participating Holders, any indemnitee of the Company and their respective counsels in the preparation and filing of any applications, notices, registrations and responses to requests for additional information from FINRA; and

(u)    cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods thereof.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected (i) furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request, provided that such information reasonably is necessary for the Company to consummate such registration and shall

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be used only in connection with such registration, and (ii) provide any underwriters participating in the distribution of such securities such information as the underwriters may reasonably request and execute and deliver any agreements, certificates or other documents as the underwriters may request.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus, or any free writing prospectus, that refers to any Holder covered thereby by name, or otherwise identifies such Holder, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company shall provide written notice to such Holders no less than five (5) Business Days prior to the filing. If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company.

To the extent that GS or any of its Affiliates (a “GS Entity”) may be deemed, upon the reasonable advice of counsel, to be an underwriter of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (x) the indemnification and contribution provisions contained in Section 2.9 shall be applicable to the benefit of such GS Entity, in its role as deemed underwriter in addition to its capacity as Holder and (y) the Company will cooperate with such GS Entity in allowing it to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at such GS Entity’s request the Company will use commercially reasonable efforts to furnish to such GS Entity, on the date of the effectiveness of any registration of the Company’s securities of GS pursuant to this Agreement, and any amendment thereof (any such registration statement or amendment or supplement a “GS Underwriter Registration Statement”) and thereafter from time to time on such dates as such GS Entity may reasonably request in connection with an underwritten offering hereunder (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public

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accountants to underwriters in an underwritten public offering, addressed to such GS Entity, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such GS Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including, without limitation, a standard “10b-5” letter for such offering, addressed to such GS Entity. The Company will also permit legal counsel to such GS Entity to review and provide reasonable comments to any such GS Underwriter Registration Statement at least five (5) Business Days prior to its filing with the SEC and all amendments and supplements to any such GS Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC; provided that, notwithstanding the foregoing, in no event shall the Company have any obligation to modify any information if the Company reasonably expects that so doing would cause (i) the registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the prospectus to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

2.5.    Expenses.

(a)    The Company shall pay all Registration Expenses (excluding, for avoidance of doubt, any Selling Expenses) with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated. Notwithstanding the foregoing, the provisions of this Section 2.5(a) shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made.

(b)    Each Participating Holder shall pay all Selling Expenses, if any, attributable to the sale of Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of Shares sold by such Holder.

2.6.    Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 involving an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Person may participate in such underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which are reasonably requested to be executed in connection therewith; provided, however, that all such documents shall be materially consistent with the provisions hereof, and (ii) provides such other information to the Company or the underwriter as may be reasonably necessary to register such Person’s securities, in each case, subject to the terms and conditions in this Agreement.

2.7.    Limitations on Sale or Distribution of Other Securities.

(a)    Each Holder agrees, to the extent requested by a Manager, if any, of any underwritten public offering pursuant to a registration or offering effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the

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Securities Act, any Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering or in connection with a transfer to an Affiliate) during the time period reasonably requested by the Manager, not to exceed ninety (90) days, and the Company hereby agrees to use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering that is an Affiliate of the Company so to agree, except to the extent such holder has contractual rights to participate in such registration or offering). Each Holder agrees to execute and deliver customary lock-up agreements for the benefit of the underwriters with such form and substance as the managing underwriter shall reasonably determine consistent with the sentence above. Notwithstanding the foregoing, none of the provisions or restrictions set forth in this Section 2.7(a) shall in any way limit GS or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

(b)    The Company hereby agrees that, in connection with an offering pursuant to Sections 2.1 or 2.2 and, for the avoidance of doubt, excepting any Registrable Securities of the Company included in an offering pursuant to Section 2.2, the Company shall not sell, transfer, or otherwise dispose of, any Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Shares, or pursuant to negotiations with the Manager for reasonable and customary exceptions to such limitations as shall be set forth in the associated underwriting agreement), for a period from the pricing date of such offering as reasonably requested by a Manager (such period not to exceed ninety (90) days); and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering that is an Affiliate of the Company to so agree, except to the extent such holder has contractual rights to participate in such registration or offering.

2.8.    No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9.    Indemnification.

(a)    In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), and each other Person, if any, who controls such Holder

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and reasonable and documented expenses (including reasonable and documented fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company or any underwriter to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such offering of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of reasonable and documented expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b)    Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns, members or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, or any free writing prospectus utilized in connection therewith, such Participating Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto or free writing prospectus which corrected or made not misleading information previously furnished to the Company. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of Shares by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such Participating Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of reasonable and documented expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c)    Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d)    Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other documented expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any reasonable and documented expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, such consent not to be unreasonably withheld or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

include any legal or other documented expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and 2.9(c). In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f)    The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g)    The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

2.10.    Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, unless this Section 2.10 is amended or waived in accordance with Section 4.4, enter into any agreement with any holder or prospective holder of any securities of the Company, that would negatively affect the relative priority of the Holders as set forth in Section 2.3 of this agreement hereunder unless the Company shall also give any such favorable priority allocation rights to such Holders.

2.11.    No Inconsistent Agreements. As of the date hereof, there are no persons other than the Holders with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act. Unless this Section 2.11 is amended or waived in accordance with Section 4.4, the Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

Section 3.    Underwritten Offerings.

3.1.    Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be reasonably satisfactory in form and substance to the Majority Participating

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the reasonable and customary representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

3.2.    Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the reasonable and customary representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Unless otherwise agreed by the respective Participating Holders and the underwriters, each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Holder specifically provided by such Holder for use in the registration statement and prospectus.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 4.    General.

4.1.    Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, or any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.2.    Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of Shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.3.    Additional Parties; Joinder. The Company (i) may, with the written consent of the Holders of a majority of Registrable Securities, permit any Person who acquires Shares or rights to acquire Shares from the Company after the date hereof, and (ii) shall permit any Permitted Transferee of Registrable Securities to become a party to this Agreement and to succeed to all of the rights and obligations of a “Holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in substantially the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such Person, the Shares acquired by such Person (the “Acquired Shares”) shall be Registrable Securities hereunder (provided such Shares otherwise meet the definition thereof included in this Agreement), such Person shall be a “Holder of Registrable Securities” under this Agreement with respect to the Acquired Shares (provided that any Permitted Transferee that qualifies as such pursuant to clause (i) of the definition thereof must remain an Affiliate of such Holder at the time of exercising any rights hereunder), and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the parties to this Agreement.

4.4.    Amendments and Waivers. (a) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company and GSAM without each of their prior written consent; provided, further, that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately materially adversely affects any Holder shall not be effective without the written approval of such Holder. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

4.5.    Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first-class postage prepaid, on the fifth (5th) Business Day following the date of such deposit, (iv) if delivered by facsimile transmission, upon confirmation of successful transmission, (x) on the date of such transmission, if such transmission is completed at or prior to 5:00 p.m., local time of the recipient party on a Business Day, on the date of such transmission, and (y) on the next Business Day following the date of transmission, if such transmission is completed after 5:00 p.m., local time of the recipient party, on the date of such transmission or is transmitted on a day that is not a Business Day, or (v) if via e-mail communication, on the date of delivery. All notices, demands and other communications hereunder shall be delivered as set forth below and to any subsequent holder of Shares subject to this Agreement at such address as indicated by the Company’s records, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company, to:

MN8 Energy, Inc.

1155 Avenue of the Americas, 27th Floor

New York, NY 10036

Attention:

Fax:

Email:

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

101 Fannin Street

Houston, TX 77002

Attention:     Douglas E. McWilliams, Esq.

Fax:

Email:

if to GSAM, to:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

Attention:

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:

Fax:

Email:

4.6.    Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company without the prior written consent of the Holders. Each Holder shall have the right to assign its rights and obligations under this Agreement with respect to all or any portion of its Registrable Securities without such consent (but only with all related obligations) only in accordance with transfers of such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a Permitted Transferee of such Registrable Securities, provided (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such Permitted Transferee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such Permitted Transferee agrees in writing to be bound by and subject to the terms set forth in this Agreement. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all the benefits, of this Agreement.

4.7.    Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

4.8.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN THE STATE OF DELAWARE

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.8(c).

4.9.    Interpretation; Construction.

(a)    This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted. References to “include”, “includes” or “including” in this Agreement shall be deemed to be following with the phrase “, without limitation,” whether or not so specified. References to “days” shall refer to calendar days unless Business Days are specified. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.10.    Counterparts. This Agreement may be executed by facsimile or PDF signature and may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same documents.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

4.11.    Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

4.12.    Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that irreparable harm has not occurred or that there is an adequate remedy at law. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13.    Further Assurances. Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

4.14.    Confidentiality. Each Holder agrees that any non-public information which they may receive relating to the Company and its Subsidiaries (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company; provided, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or compliance with any applicable law, subpoena or other legal process or in connection with any filings that the Holder may be required to make with any regulatory authority; provided, that in the event of compulsory legal process, unless prohibited by applicable law or that process, each Holder agrees (x) to give the Holders and the Company prompt notice thereof and to cooperate with the Company and the Holders in securing a protective order in the event of compulsory disclosure and (y) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company and the Holders, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any share exchange or other self-regulatory organization having jurisdiction over such party, (iii) to each Holder’s or its Affiliate’s, officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Holder and (iv) to a proposed transferee of securities of the Company held by a Holder; provided, that the Holder informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 4.14 and delivers a copy of such writing to the Company.

[Remainder of Page Intentionally Left Blank]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the date first above written.

MN8 ENERGY, INC.

By:
Name:
Title:

GOLDMAN SACHS RP HOLDINGS LLC

By:
Name:
Title:

GOLDMAN SACHS ASSET MANAGEMENT L.P.

By:
Name:
Title:

GSAM HOLDINGS II LLC

By:
Name:
Title:

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

EXHIBIT A

Form of Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement, as of [    ] (this “Joinder”) pursuant to the Registration Rights Agreement dated as of              [    ], 2022 (as the same may hereafter be amended, modified or restated from time to time, the “Registration Rights Agreement”) of MN8 Energy, Inc. (the “Company”), by and among the Company and the other persons party thereto. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

WHEREAS, by execution of this Joinder, the undersigned shall become a party to the Registration Rights Agreement and this Joinder shall be deemed a counterpart of the Registration Rights Agreement, in accordance with Section 4.3 of the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises, mutual agreements and provisions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Joinder. By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a “Holder” and a “Holder of Registrable Securities” in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s [    ] Shares shall be included as Registrable Securities under the Registration Rights Agreement.

2.    Execution of Additional Instruments. The undersigned agrees to execute such documents or instruments, if any, as the Company may reasonably request to confirm the undersigned’s agreement to be bound by the terms and conditions of the Registration Rights Agreement.

3.    Company Entitled to Rely, etc. Whether or not acknowledged or countersigned by the Company, the Company shall be deemed to be a party to this Joinder and entitled to rely on and enforce the provisions of this Joinder. Signature of the undersigned transmitted by facsimile or pdf shall be deemed to be original for all purposes.

4.    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules regarding conflicting laws.

* * * * *

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

[Investor]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement Joinder]